Exhibit 99.1

IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Douglas Petkus	Justin Victoria
(973) 660-5218	(973) 660-5340

Wyeth Reports

Earnings Results for the

2009 First Quarter

➢	2009 First Quarter Reported Diluted Earnings per Share were $0.89, Consistent with the Prior Year, and Diluted Earnings per Share, Excluding Certain Significant Items, Increased 1% to $0.95

➢	Worldwide Net Revenue Decreased 6% for the 2009 First Quarter and Increased 2%, Excluding the Impact of Foreign Exchange

➢	First Quarter Net Revenue Growth, Excluding the Impact of Foreign Exchange, was Driven by Increases of 23% for Enbrel (outside the U.S. and Canada), 19% for Prevnar and 12% for Nutritionals

➢	Reaffirms Guidance of $3.33 to $3.53 for Full Year Diluted Earnings per Share, Excluding Certain Significant Items

Madison, N.J., April 29, 2009 - Wyeth (NYSE: WYE) today reported results for the 2009 first quarter ended March 31, 2009. Worldwide net revenue decreased 6% to $5.4 billion for the 2009 first quarter. Excluding the unfavorable impact of foreign exchange, worldwide net revenue increased 2% for the 2009 first quarter.

“Wyeth delivered a solid first quarter led by double-digit revenue growth in constant dollars from core product franchises Enbrel, outside the U.S. and Canada, Prevnar and Nutritionals,” said Bernard Poussot, Chairman, President and Chief Executive Officer. “Enbrel and

-more-

Wyeth (Continued)

Prevnar are the top products in their categories as more patients around the world benefit from Wyeth’s innovative medicines. We are committed to meeting our financial targets while working with Pfizer to shape the world’s premier biopharmaceutical company.”

Product Highlights for the 2009 First Quarter

The following table presents worldwide net revenue from Wyeth’s principal products for the 2009 first quarter together with the percentage changes from the comparable period in the prior year, both as reported and excluding the impact of foreign exchange (FX):

	(UNAUDITED)
	Three Months Ended 3/31/2009
Principal Products	$ in Millions	Increase/(Decrease)	Increase/(Decrease) Excluding FX

Effexor	$819	(20)%	(17)%

Prevnar	755	7%	19%

Enbrel

Outside U.S. and Canada	627	3%	23%

Alliance Revenue - U.S. and Canada	240	(26)%	(26)%

Nutritionals	415	1%	12%

Zosyn/Tazocin	310	(9)%	(4)%

Premarin family	246	(11)%	(10)%

Protonix family(1)	215	35%	35%

Hemophilia family(2)	206	(14)%	(3)%

Centrum	163	(13)%	(5)%

Advil	159	(7)%	(3)%

(1)	Protonix family net revenue for the 2009 first quarter included revenue from both Wyeth’s own generic version, $123, and the branded product, $92.
(2)	Hemophilia family net revenue for the 2009 first quarter included revenue from BeneFIX, $130, and ReFacto/Xyntha, $76.

-more-

Wyeth (Continued)

2009 First Quarter Results

Net revenue decreased 6% for the 2009 first quarter and increased 2%, excluding the impact of foreign exchange, as compared with the 2008 first quarter. The 2% increase, excluding the impact of foreign exchange, was primarily due to higher sales of Wyeth’s key pharmaceutical franchises ENBREL® (outside the U.S. and Canada), PREVNAR® and Nutritional products, along with new products TYGACIL®, PRISTIQ® and TORISEL®, as well as PROTONIX®. These increases were partially offset by lower ENBREL alliance revenue, due primarily to the 2008 first quarter having been positively impacted by Amgen Inc.’s shift to wholesaler distribution, and to a lesser extent, to lower U.S. demand in the 2009 first quarter, as well as by decreased sales of EFFEXOR® and ZOSYN®, due to increased generic competition internationally, and PREMARIN®. Excluding the impact of foreign exchange, net revenue for the Pharmaceutical and Animal Health segments increased 2% and 13%, respectively, while the Consumer Healthcare segment decreased 1%.

Gross margin, as a percentage of net revenue, excluding certain significant items, increased 1.8 percentage points to 75.6% for the 2009 first quarter from 73.8% for the 2008 first quarter. The increase was primarily due to the impact of foreign exchange rates and favorable manufacturing variances during the 2009 first quarter.

Selling, general and administrative expenses, excluding certain significant items, decreased 4% for the 2009 first quarter versus the 2008 first quarter and increased 3%, excluding the impact of foreign exchange. This constant dollar increase was primarily due to increased pension expense in the 2009 first quarter, which was partially offset by cost savings related to the Company’s productivity initiatives.

Research and development expenses, excluding certain significant items, decreased 6% for the 2009 first quarter versus the 2008 first quarter and decreased 4%, excluding the impact of foreign exchange. The decrease was primarily due to reduced headcount and operating costs resulting from the Company’s productivity initiatives and lower clinical trial costs.

Interest expense, net was $65.3 million for the 2009 first quarter as compared with interest income, net of $27.5 million for the 2008 first quarter. This change was primarily due to the significant reduction in interest rates around the world and the resulting decrease in interest income earned on our investments.

-more-

Wyeth (Continued)

Other income, net for the 2009 first quarter was composed primarily of income associated with our foreign exchange hedging program and product divestiture and royalty income.

The Company’s tax rate for the 2009 first quarter, excluding certain significant items, decreased to 28.4% from 31.1% in the 2008 first quarter. The decrease in the 2009 first quarter tax rate is primarily due to the renewal of the U.S. research and development tax credit, which was renewed by Congress in the fourth quarter of 2008, and increased profit in tax favorable jurisdictions.

Net income and diluted earnings per share for the 2009 first quarter were $1,l98.2 million and $0.89, respectively, compared with $1,196.9 million and $0.89, respectively, for the 2008 first quarter. The 2009 first quarter results included charges of $71.8 million ($54.6 million after-tax or $0.04 per share-diluted) related to the Company’s productivity initiatives and merger-related expenses of $27.2 million ($0.02 per share-diluted), as discussed in the Notes to Results of Operations below. The 2008 first quarter results included net charges of $81.0 million ($69.6 million after-tax or $0.05 per share-diluted) related to the Company’s productivity initiatives. Net income and diluted earnings per share, excluding these certain significant items, for the 2009 first quarter were $1,280.0 million and $0.95, respectively, compared with $1,266.6 million and $0.94, respectively, for the 2008 first quarter.

Based on the 2009 first quarter results and the outlook for the remainder of 2009, the Company is reaffirming its 2009 full year guidance for diluted earnings per share, excluding certain significant items, of $3.33 to $3.53.

-more-

Wyeth (Continued)

Results of Operations

The comparative results of operations are as follows:

  (In thousands except per share amounts)

	(UNAUDITED)
	Three Months Ended
	3/31/2009	3/31/2008
Net Revenue	$5,376,973	$5,710,649

Cost of Goods Sold	1,380,891	1,562,013

Selling, General and Administrative Expenses	1,591,809	1,722,213

Research and Development Expenses	773,120	839,377

Interest (Income) Expense, Net	65,312	(27,456)

Other Income, Net	(122,611)	(143,485)

Income before Income Taxes	1,688,452	1,757,987

Provision for Income Taxes	490,292	561,040

Net Income	$1,198,160	$1,196,947

Basic Earnings per Share	$0.90	$0.90

Average Number of Common Shares Outstanding during Each Period - Basic	1,331,643	1,335,207

Diluted Earnings per Share	$0.89	$0.89

Average Number of Common Shares Outstanding during Each Period - Diluted	1,354,297	1,360,311

 See Notes to Results of Operations.

-more-

Wyeth (Continued)

Results of Operations – As Adjusted

Wyeth has prepared the following presentation of its results of operations for the three months ended March 31, 2009 and 2008, adjusted to exclude charges related to our productivity initiatives and merger-related expenses, which are considered certain significant items for the 2009 and 2008 first quarter.

The comparative results of operations – as adjusted are as follows:

 (In thousands except per share amounts)

	(UNAUDITED) - AS ADJUSTED
	Three Months Ended
	3/31/2009	3/31/2008
Net Revenue	$5,376,973	$5,710,649

Cost of Goods Sold	1,314,323	1,496,085

Selling, General and Administrative Expenses	1,559,395	1,621,639

Research and Development Expenses	773,102	820,264

Interest (Income) Expense, Net	65,312	(27,456)

Other Income, Net	(122,611)	(38,830)

Income before Income Taxes	1,787,452	1,838,947

Provision for Income Taxes	507,482	572,390

Net Income	$1,279,970	$1,266,557

Basic Earnings per Share	$0.96	$0.95

Average Number of Common Shares Outstanding during Each Period - Basic	1,331,643	1,335,207

Diluted Earnings per Share	$0.95	$0.94

Average Number of Common Shares Outstanding during Each Period - Diluted	1,354,297	1,360,311

 See Notes to Results of Operations.

-more-

Wyeth (Continued)

Notes to Results of Operations

(1)	The average number of common shares outstanding for diluted earnings per share is higher than for basic earnings per share due to the assumed conversion of the Company’s outstanding convertible senior debentures, outstanding stock options, deferred contingent common stock awards, performance share awards, restricted stock awards and convertible preferred stock into common stock equivalents using the treasury stock method. For purposes of calculating diluted earnings per share, interest expense, net of capitalized interest and taxes related to the Company’s outstanding convertible senior debentures is added back to reported net income, and the additional shares of common stock (assuming conversion) are included in total shares outstanding. Interest expense, net of capitalized interest and taxes related to these debentures, was $2,955 for the 2009 first quarter compared with $7,071 for the 2008 first quarter.

(2)	Other (income) expense, net included pre-tax gains from product divestitures of $25,155 for the 2009 first quarter compared with $23,059 for the 2008 first quarter. Other (income) expense, net also included royalty income for the 2009 first quarter of $33,622 compared with $55,758 for the 2008 first quarter. Further, Other (income) expense, net included net hedging income for the 2009 first quarter of $74,286 compared with net hedging expense of $26,649 for the 2008 first quarter.

(3)	Certain significant items related to our productivity initiatives and the proposed merger with Pfizer have been excluded from the results of operations – as adjusted for the 2009 and 2008 first quarter as follows:

Productivity Initiatives

	(UNAUDITED)
	Three Months Ended
(In thousands except per share amounts)	3/31/2009	3/31/2008

Cost of Goods Sold	$66,568	$65,928

Selling, General and Administrative Expenses	5,164	100,574

Research and Development Expenses	18	19,113

Total Productivity Initiatives Charges(a)	71,750	185,615

Other Income, Net(b)	—	(104,655)

Net Productivity Initiatives Charges	$71,750	$80,960

Net Productivity Initiatives Charges, After-Tax	$54,560	$69,610

Decrease in Diluted Earnings per Share	$0.04	$0.05

(a)	2009 and 2008 first quarter charges were primarily severance and other employee-related costs associated with a reduction in workforce.

(b)	Other income, net for the 2008 first quarter represents the net gain on the sale of a manufacturing facility in Japan.

Merger-Related Expenses

The 2009 first quarter results included merger-related charges of $27,250 ($0.02 per share-diluted), which are recorded in selling, general and administrative expenses, and are associated with the proposed merger with Pfizer.

Wyeth calculates net income, excluding certain significant items, by excluding the after-tax effect of items considered by management to be unusual from the net income reported under generally accepted accounting principles (GAAP). Wyeth’s management uses this measure to manage and evaluate the Company’s performance and believes it is appropriate to disclose this non-GAAP measure to assist investors with analyzing business performance and trends. Wyeth’s management believes that excluding these items from the Company’s results provides a more appropriate view of the Company’s operations for the accounting periods presented. These measures should not be considered in isolation or as a substitute for the results of operations and diluted earnings per share prepared in accordance with GAAP.

-more-

Wyeth (Continued)

(4)	The following table presents worldwide net revenue by reportable segment, together with the percentage changes from the comparable period in the prior year, as reported and excluding the impact of foreign exchange:

	(UNAUDITED)
	Three Months Ended 3/31/2009
Net Revenue by Reportable Segment	$ in Millions	Decrease	Increase/(Decrease) Excluding FX

Pharmaceuticals	$4,488	(6)%	2%

Consumer Healthcare	613	(9)%	(1)%

Animal Health	276	—	13%

Consolidated Total	$5,377	(6)%	2%

-more-

Wyeth (Continued)

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

The statements in this press release that are not historical facts, including the reaffirmation of our 2009 financial guidance, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, if the assumptions underlying the reaffirmation of our 2009 financial guidance prove incorrect, our actual results could differ materially from our guidance (for information regarding key assumptions made for purposes of our 2009 financial guidance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Overview - 2009 Outlook” in our 2008 Financial Report as incorporated in our Annual Report on Form 10-K for the year ended December 31, 2008). In addition, the statements on the related conference call regarding development and regulatory timelines for our pipeline products are subject to risks and uncertainties related to both the timing and success of regulatory submissions and review and decisions by regulatory authorities, including the possibility that regulatory authorities will not agree with our assessments of clinical data or the sufficiency of regulatory submissions, will require additional clinical trials or other data, will take longer to review our submissions than we expect, or will determine not to approve our applications. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others, risks related to our proposed merger with Pfizer, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of our business included in the merger agreement, and the potential for loss of key personnel, disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; the outcome of government investigations; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; global economic conditions; interest and currency exchange rate fluctuations and volatility in the credit and financial markets; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual

-more-

Wyeth (Continued)

Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009. The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

The Company will hold a conference call with research analysts at 8:15 a.m. Eastern Daylight Time today. The purpose of the call is to review the financial results of the Company for the 2009 first quarter. Interested investors and others may listen to the call live or on a delayed basis through the Internet webcast, which may be accessed by visiting the Company’s Internet Web site at www.wyeth.com and clicking on the “Investor Relations” hyperlink.

Also, for recent announcements and additional information, including product sales information, please refer to the Company’s Internet Web site.

#  #  #  #  #